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                                                                    EXHIBIT 12.1

     Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                                                                 PREDECESSOR COMPANY
                                                    ---------------------------------------------
                                                                                    PERIOD FROM
                                                      YEAR ENDED DECEMBER 31,     JANUARY 1, 1995
                                                    ---------------------------       THROUGH
                                                     1992      1993      1994     APRIL 20, 1995
                                                    -------   -------   -------   ---------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income from continuing
  operations......................................  $ 4,346   $   542   $ 8,388       $11,621
Equity pickup of less than 50% owned affiliates...      (26)   (1,149)     (183)         (204)
Interest..........................................    8,189     7,551     6,407         1,665
Interest portion of rental expense................    2,467     2,753     2,814           692
Amortization of debt financing costs..............      920       933       944           453
                                                    -------   -------   -------       -------
Earnings..........................................  $15,896   $10,630   $18,370       $14,227
                                                    -------   -------   -------       -------
Interest..........................................  $ 8,189   $ 7,551   $ 6,407       $ 1,665
Interest portion of rental expense................    2,467     2,753     2,814           692
Amortization of debt financing costs..............      920       933       944           453
                                                    -------   -------   -------       -------
Fixed charges.....................................  $11,576   $11,237   $10,165       $ 2,810
                                                    -------   -------   -------       -------
Ratio of earnings to fixed charges................     1.37        --      1.81           5.1
                                                    -------   -------   -------       -------
Deficiency........................................            $   607
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
                                                         PERIOD FROM
                                                          INCEPTION                     NINE MONTHS
                                                           THROUGH       YEAR ENDED        ENDED
                                                         DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                             1995           1996           1997
                                                         ------------   ------------   -------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income (loss) from continuing
  operations...........................................    $12,629        $14,846         $    81
Equity pickup of less than 50% owned affiliates........         --           (713)            883
Interest...............................................     12,905         17,290          16,189
Interest portion of rental expense.....................      1,572          3,107           2,032
Amortization of debt financing costs...................        465            636             616
                                                           -------        -------         -------
Earnings...............................................    $27,571        $35,166         $19,801
                                                           -------        -------         -------
Interest...............................................    $12,905        $17,290         $16,189
Interest portion of rental expense.....................      1,572          3,107           2,032
Amortization of debt financing costs...................        465            636             616
                                                           -------        -------         -------
Fixed charges..........................................    $14,942        $21,033         $18,837
                                                           -------        -------         -------
Ratio of earnings to fixed charges.....................        1.8            1.7             1.1
                                                           -------        -------         -------
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